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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-106544 on Form S-8, Registration Statement No. 333-17821 on Form S-8, Registration Statement No. 333-71483-1 on Form S-8, Registration Statement No. 333-75277 on Form S-8, of Dura Automotive Systems, Inc. of our reports dated March 7, 2005, relating to the financial statements and financial statement schedule of Dura Automotive Systems, Inc. (which reports express an unqualified opinion and include an explanatory paragraph relating to the change in the Company's method of accounting for goodwill and other intangible assets) and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Dura Automotive Systems, Inc. for the year ended December 31, 2004.


/S/  DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
March 7, 2005